EXHIBIT 32

CERTIFICATION PURSUANT TO 18 U.S. CODE § 1350

The undersigned Chief Executive Officer of Burke Mills, Inc., (the “Issuer”) hereby certifies that the foregoing periodic report containing financial statements of the Issuer fully complies with the requirements of sections 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 USC 78m or 78o(d)) and that the information contained in the foregoing report fairly presents, in all material respects, the financial condition and results of operations of the Issuer.

/s/ Humayun N. Shaikh
Date: April 12, 2007	Humayun N. Shaikh
Chairman and CEO
(Principal Executive Officer)

CERTIFICATION PURSUANT TO 18 U.S. CODE § 1350

The undersigned Chief Financial Officer of Burke Mills, Inc., (the “Issuer”) hereby certifies that the foregoing periodic report containing financial statements of the Issuer fully complies with the requirements of sections 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 USC 78m or 78o(d)) and that the information contained in the foregoing report fairly presents, in all material respects, the financial condition and results of operations of the Issuer.

/s/ Thomas I. Nail
Date: April 12, 2007	Thomas I. Nail
President and COO
(Principal Financial Officer)